EXHIBIT 99.2

CERTIFICATION OF PERIODIC FINANCIAL REPORTS

The undersigned hereby certify that this Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial conditions and results of operations of the SI Diamond Technology, Inc.

Date: March 14, 2003	/s/ Douglas P. Baker Douglas P. Baker Chief Financial Officer (Principal Financial Officer)